As filed with the Securities and Exchange Commission on        , 2000

                                                          Registration No.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                GROWTH NET, INC.

                 (Name of Small Business Issuer in Its Charter)

 ----------------          -------------------     ----------------------

 Nevada                    541990                   22-3664233

 (State or other           (Primary Standard        (I.R.S. Employer
 jurisdiction of           Industrial               Identification Number)
 incorporation or          Classification Code
 organization)             Number)

 ----------------
 900 W. 190th Street, Suite 4B
 New York, NY 10040
 (212) 568-7307

 (Address and Telephone Number of Principal Executive Offices and
 Principal Place of Business)
 ----------------
 Robert Scher
 President, Growth Net, Inc.
 900 W. 190th Street, Suite 4B
 New York, NY 10040
 (212) 568-7307

 (Name, Address and Telephone Number, of Agent For Service)
 ----------------

 Copies to:

Joel Schonfeld, Esq.

Andrea I. Weinstein, Esq.

Schonfeld & Weinstein, L.L.P.

63 Wall Street, Suite 1801

New York, New York 10005-3001

(212) 344-1600

----------------
Approximate Date of Proposed Sale to the Public:

from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

  TITLE OF EACH
    CLASS OF
   SECURITIES
      TO BE          AMOUNT TO      OFFERING PRICE   OFFERING     AMOUNT OF
   REGISTERED      BE REGISTERED   PER COMMON SHARES  PRICE   REGISTRATION FEE
   ----------      -------------   -----------------  -----   ----------------

 Common Stock,
 $.001 par value
 per share         13,500,000(1)   $.033253851(2)   $448,927       $125

(1) Shares of common stock of registrant being distributed to shareholders of USA Growth, Inc., a Delaware corporation (now known as World Shopping Network, Inc.).

(2) Based upon book value per share of registrant on April 30, 2000, solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

                       13,500,000 Shares of Common Stock,

                            Par Value $.001 Per Share

                              GROWTH NET, INC.

All of the shares of common stock of Growth Net, Inc., a Nevada corporation, are held by USA Growth, Inc., a Delaware corporation (now known as World Shopping Network, Inc.). All of the shares of common stock of USA Growth, Inc., as of June 30, 1999, were held by the public. The transaction described in this prospectus involves the distribution to the holders of the shares of common stock of USA Growth, Inc. of record as of June 30, 1999 of all the shares of common stock of Growth Net, Inc. on a share-for-share basis.

An investment in shares of our common stock involves a high degree of risk. WE URGE YOU TO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7.

Neither Growth Net, Inc. nor USA Growth, Inc. will receive any proceeds from the distribution of the Growth Net, Inc. shares. The shares of common stock of Growth Net, Inc. are not traded on any exchange or in the over-the-counter market.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              The date of this prospectus is __________, 2000.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information .......................................    2

Cautionary Statements .....................................................    3

Prospectus Summary ........................................................    4

Risk Factors ..............................................................    7

Foward-Looking Statements .................................................   10

The Company ...............................................................   10

The Company's Parent ......................................................   10

Use of Proceeds ...........................................................   11

Price Range of Company Shares .............................................   11

Dividend Policy ...........................................................   11

Business ..................................................................   12

Plan of Operation .........................................................   15

Description of Property ...................................................   15

Directors and Executive Officers ..........................................   16

Description of Securities .................................................   17

Limitation of Liability and Indemnification ...............................   18

Certain Relationships and Related Transactions ............................   18

Market for Common Stock and Related Shareholder Matters ...................   18

Executive Compensation ....................................................   19

Legal Proceedings .........................................................   19

Legal Matters .............................................................   19

Experts ...................................................................   19

Available Information .....................................................   20

Index to Financial Statements .............................................  F-1

                       WHERE YOU CAN FIND MORE INFORMATION

Growth Net, Inc. filed with the Securities and Exchange Commission a registration statement on Form SB-2 to register the shares of common stock of Growth Net, Inc. to be distributed to the holders of the shares of common stock of USA Growth, Inc. of record as of June 30, 1999.

The registration statement and the exhibits and schedules may be inspected and copied (at prescribed rates) at the Public Reference Room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549. Please call 1-800-SEC-0330 for further information on the public reference rooms in other locations. Also, you can review this information at the Commission's Electronic Data Gathering Analysis and Retrieval System (EDGAR), which is available to the public through the Commission's web site: http://www.sec.gov.

This prospectus does not contain all of the information set forth in the registration statement and exhibits. Statements contained in this prospectus regarding the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such being qualified in its entirety by such reference. Growth Net will provide without charge to each person who receives this prospectus, upon written or oral request reference (excluding exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference) by contacting Growth Net, Inc. at 900 W. 190th Street, New York, New York 10040, Attention: Robert Scher, telephone: (212) 568-7307.

Growth Net has not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date indicated on the cover.

                              CAUTIONARY STATEMENTS

This prospectus contains statements relating to future results of Growth Net, Inc. (including but not limited to certain projections and business trends) that are "forward-looking statements." Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in political and economic conditions, ability to satisfy capital requirements and competitive pressures.

"Growth Net", "we", "us", "our", "the registrant" or "the Company" means Growth Net. Inc., a Nevada corporation. "USAG" means USA Growth, Inc., a Delaware corporation (now known as World Shopping Network, Inc.).

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, PAYING PARTICULAR ATTENTION TO THE SECTION ENTITLED "RISK FACTORS" AND THE FINANCIAL STATEMENTS.

                                     GENERAL

The purpose of this distribution is to allow us to pursue a different business purpose than the business purpose of USAG and to make us a public company.

Each holder of common stock of USAG of record as of June 30, 1999 will receive one share of our common stock on a share-for-share basis. In other words, for each share of common stock of USAG held, the holder will receive one share of our common stock. Neither we nor USAG will receive any consideration from the recipients of our common stock. The distribution will occur on or about ___________, 2000.

The distribution of the shares of our common stock may be taxable as ordinary income. To review the possible tax consequences in more detail, see "Risk Factors -- Tax Consequences."

We are a development stage company and have not generated any revenues from operations. For our fiscal year ended April 30, 2000, we experienced a net loss. Our business plan consists of two parts:

1. to provide consulting services to primarily emerging growth companies, with such services relating to website design, development and hosting, with a particular emphasis on direct and interactive marketing through the Internet; and

2. to provide guidance to small private and public companies relating to financial management, capital formation, financial record keeping, public relations and compliance with governmental reporting and filing requirements.

See "Business."

The shares of our common stock are not traded on any exchange or in the over-the-counter market. The trading value of the shares of common stock of the Company cannot be determined at this time and will depend on many factors. Until an ordinary trading market develops, the market price for the shares of common stock of the Company may fluctuate significantly. We expect public trading in our common stock to begin on the Over-the-Counter Bulletin Board shortly following the distribution, but cannot assure that a public market will develop.

                                THE DISTRIBUTION

Common stock of the Company to be
distributed by USAG to the holders of
common stock of USAG of record as of
June 30, 1999 .............................................. 13,500,000 Shares

Common stock of the Company outstanding
prior to the distribution .................................. 13,500,000 Shares

Common stock of the Company outstanding
after the distribution ..................................... 13,500,000 Shares

Use of Proceeds ................................... No Proceeds to be Received

                  GROWTH NET SUMMARY FINANCIAL INFORMATION

                   (FOR FISCAL YEAR ENDED APRIL 30, 2000)

STATEMENT OF INCOME:

Revenue (not from operations)                                      $     18,644

Net income                                                         $     (6,745)

Weighted average number of shares of common
stock outstanding during period (see note 2 to
notes to financial statements)                                       13,500,000

BALANCE SHEET DATA:

Cash and cash equivalents                                          $    470,564

Accounts receivable                                                $      2,173

Deferred taxes (see note 3 to notes to                             $      1,190
financial statements)

Total current assets                                               $    473,927

Total assets                                                       $    473,927

Total liabilities                                                  $     25,000

Total stockholders equity                                          $    448,927

                                TAX CONSEQUENCES

Neither we nor, to our knowledge, USAG has requested a ruling from the Internal Revenue Service or any other governmental authority regarding whether the distribution of the shares of our common stock will or will not result in a taxable gain or income to the holders of the shares of common stock of USAG of record as of June 30, 1999. We believe that the distribution will be a taxable event to these holders.

                          ADDRESS AND TELEPHONE NUMBER

Our offices are located at 900 W. 190th Street, Suite 4B, New York, New York 10040. Our telephone number is (212) 568-7307.

                                  RISK FACTORS

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS BEFORE YOU DECIDE WHETHER TO INVEST IN OUR SHARES OF COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED BY ANY OF THESE RISKS. ANY OF THESE RISKS COULD CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

WE HAVE A HISTORY OF NO OPERATING REVENUES AND FOR THE FISCAL YEAR ENDED APRIL 30, 2000 WE EXPERIENCED A NET LOSS. IF WE DO NOT DEVELOP PROFITABLE OPERATIONS, WE WILL NEED TO TERMINATE OUR OPERATIONS. AS A RESULT, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

FUTURE CAPITAL NEEDS

During our last fiscal year, which ended on April 30, 2000, we generated income from interest on bank and mutual fund money market accounts. As we scale up our operations, it is expected that funds from these accounts will be used, thereby reducing interest income. Although current capital should be adequate for the next 12 months, we may need to access outside sources of financing to support our growth thereafter. There can be no assurance that any such financing will be available. Even if such financing is available, it may involve issuing securities senior to our common stock or involve equity financings which are dilutive to the holders of our common stock.

DEPENDENCE ON CONTINUED GROWTH IN TECHNOLOGY AND THE INTERNET

Our future success is highly dependent upon the continued growth in the use of technology and the Internet. Commercial use of the Internet is at an early stage of development, and market acceptance of the Internet as a medium for advertising, information services and commerce is subject to a high level of uncertainty. The relative effectiveness of the Internet as an advertising medium as compared to traditional advertising media, for example, has not been determined. Furthermore, there can be no assurance that the required infrastructure to support future Internet user and traffic growth or complementary services necessary to make the Internet a viable commercial marketplace will be developed, or, if they are developed, that the Internet will become a viable commercial marketplace services such as those offered by us. If commercial use of the Internet fails to continue to expand, our business, results of operations and financial condition would be adversely affected.

DEPENDENCE ON KEY PERSONNEL

Our performance is substantially dependent upon the performance of its two executive officers and its ability to attract, train, retain and motivate high quality personnel, especially highly qualified technical and managerial personnel. The loss of the services of either of its current executive officers could have a material adverse effect on our business, results of operations or financial condition.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally. However, governmental regulators may, in the future, seek to impose regulations on Internet activities, as well as increase regulation in other already regulated areas which have been attracting a large number of emerging growth companies, such as telecommunications, biotechnology and healthcare. There are currently few laws or regulations directly applicable to access to or commerce on the Internet. Due to increasing popularity and use of the Internet, however, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing, characteristics and quality of products and services. The adoption of any additional laws or regulations may also decrease the growth of the industries of interest, which could in turn decrease the demand for our services or could increase our cost of doing business. Moreover, the applicability to the Internet of a range of existing laws in domestic and international jurisdictions governing issues such as commerce, taxation, property ownership, defamation and personal privacy is uncertain and will likely evolve over the course of many years. Any new legislation or regulation or application or interpretation of existing laws regarding internet or other emerging growth industries, including tax laws, could have an adverse effect on our business, results of operations and financial condition.

INTENSE COMPETITION

The market for our services is highly competitive and lacks significant barriers to entry. We expect competition to intensify in the future. Numerous well-established companies and smaller entrepreneurial companies are focusing significant resources on developing and marketing services that will compete with our services. There can be no assurance that we will be able to compete successfully or that competitive pressures, including possible downward pressure on the prices we may charge for our services, will not adversely affect our business, results of operations and financial condition.

LACK OF OPERATING HISTORY

From our inception through the date of this prospectus, we have been a development stage company and have not generated any income from operations.

LACK OF MARKET FOR COMMON EQUITY SECURITIES.

The shares of our common stock are not traded on any exchange or in the over-the-counter market.

RESTRICTIONS UNDER PENNY STOCK RULES

We expect to include our shares on the over-the-counter market. For the immediate future, our shares would become subject to the penny stock rules under the Securities Exchange Act of 1934. We will continue to be subject to these rules until the price of our stock exceeds $5.00, or until we maintain minimum tangible net worth of at least $2 million or average revenues of $6,000,000.

The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission prior to a transaction in a penny stock. This document provides information about penny stocks and the risks in the penny stock market. The broker-dealers must also provide the customer the following:

   * current bid and offer quotations for the penny stock;

   * the compensation of the broker-dealer and its salesperson in the transaction; and

   * monthly account statements showing the market value of each penny stock held in the customer's account.

The broker-dealer must give the quotations and compensation information to the customer, orally or in writing, prior to completing the transaction. They must give this information to the customer, in writing, before or with the customer's confirmation.

In addition, the penny stock rules require that, prior to a transaction in a penny stock, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser. The broker and/or dealer must receive the purchaser's written agreement to the transaction. These disclosure requirements may reduce the level of purchases in our common stock and trading activity in the secondary market for our common stock. If our common stock becomes subject to the penny stock rules, it will be more difficult for you to sell our common stock. This may reduce the value of your shares.

TAX CONSEQUENCES

Neither we nor, to our knowledge, USAG has requested a ruling from the Internal Revenue Service or any other governmental authority regarding whether the distribution of the shares of our common stock will or will not result in a taxable gain or income to the holders of the shares of common stock of USAG or record as of June 30, 1999. In addition, we have not engaged legal counsel to study this question or to provide us with advice. We believe that the distribution will be a taxable event to these holders. Consequently, non-corporate holders could be required to report taxable gain or income based upon the fair market value of the shares of our common stock on the date of the distribution. Since an active trading market for such shares may not develop which could provide the such holders with a sufficient degree of liquidity, it is possible that such holders may not be able to sell their shares readily in order to offset any potential tax liability as a result of the distribution.

                           FORWARD LOOKING STATEMENTS

Some of the statements contained in this prospectus are forward-looking and may involve a number of risks and uncertainties. These statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those contemplated by the statements. We caution you that these forward-looking statements are only predictions. We cannot assure you that the future results predicted, whether expressed or implied, will be achieved. The forward-looking statements are based on current expectations, and we are not obligated to update this information.

                                   THE COMPANY

On May 10, 1999, USAG caused the incorporation of the Company. On May 11, 1999, USAG subscribed for 1,000 shares common stock, par value $.001 per share, of the Company (the "Common Stock"). On June 30, 1999, USAG subscribed for an additional 13,499,000 shares of Common Stock (such shares, together with the original 1,000 shares, are hereinafter referred to as the "Company Shares"). As payment for the Company Shares, USAG transferred to the Company all of USAG's assets, which assets were comprised solely of cash and cash equivalents and, at such date, amounted to approximately $456,000. Also on June 30, 1999, USAG declared a distribution to the holders of the shares of common stock of USAG of record as of that same date (the "USAG Holders") of one share of Common Stock for each share of common stock of USAG held. Such distribution is payable within 10 business days following the effective date of the registration statement relating to this prospectus. As of the record date, all of the USAG Holders held 13,500,000 shares of common stock of USAG.

From its inception through the date of this prospectus, the Company has been a development stage company and has not generated any revenues from operations. For the fiscal year ended April 30, 2000, we experienced a net loss. The Company is seeking to provide consulting services to businesses selling services over the Internet and consulting services to small private and public companies which need assistance with respect to financial management, capital formation, financial record keeping, public relations and compliance with governmental reporting and filing requirements. See "Business." The Company has no liabilities and, as of the date of this prospectus, has assets of approximately $474,000, of which approximately $471,000 is cash and cash equivalents.

                              THE COMPANY'S PARENT

USAG, the parent of the Company and the present holder of the Company Shares, was incorporated on August 14, 1987 and is publicly held. From its inception through June 30, 1999, USAG had been engaged in research, internally and through the use of independent contractors, to determine what new venture could be established by USAG which would have potentially high profits. On June 30, 1999, USAG entered into a Share Exchange Agreement with TriStar Diversified Ventures, L.L.C., John J. Anton and Nick Markulis, pursuant to which TriStar and Messrs. Anton and Markulis exchanged, in the aggregate, approximately 59% of the issued and outstanding common stock of World Shopping Network, Inc., a Wyoming corporation ("WSN Wyoming"), for approximately 86% of the issued and outstanding common stock of USAG. As a result of the consummation of the Share Exchange Agreement, WSN Wyoming became a majority owned subsidiary of USAG.

On October 1, 1999, WSN Wyoming was merged with and into USAG, and USAG was the surviving corporation. Contemporaneously, USAG changed its name to World Shopping Network, Inc. To the Company's knowledge, USAG continues to be publicly held and files periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 USE OF PROCEEDS

In the distribution, neither the Company nor USAG will receive cash or other consideration for the Company Shares. The Company Shares will be distributed to the USAG Holders pursuant to a resolution of the board of directors of USAG dated June 30, 1999.

                          PRICE RANGE OF COMPANY SHARES

There is no established public market for the securities of the Company, including the Company Shares. At the present time, the Company intends to seek to have the Company Shares traded in the over-the-counter market, but can there be no assurance that a public market for the securities of the Company, including the Company Shares, will develop.

                                 DIVIDEND POLICY

The Company expects to retain any and all earnings generated by operations for the development and growth of the business of the Company, and does not anticipate paying any cash dividends to shareholders in the foreseeable future. The payment of future dividends and the rate of such dividends, if any, will be determined by the board of directors of the Company in light of the Company's earnings, financial condition, capital requirements and other factors.

                                    BUSINESS

GENERAL

The Company was formed on May 10, 1999 in anticipation of the reorganization of its parent, USAG. From its inception through the date of this prospectus, the Company has been a development stage company and has not generated any revenues from operations. For its fiscal year ended April 30, 2000, the Company experienced a net loss.

The Company's business plan consists of two parts, as follows:

1. To provide consulting services to primarily emerging growth companies, with such services relating to website design, development and hosting, with a particular emphasis on direct and interactive marketing through the Internet (the "Internet Business Plan").

2. To provide guidance to small private and public companies relating to financial management, capital formation, financial record keeping, public relations and compliance with governmental reporting and filing requirements (the "Financial Consulting Business Plan" and, together with the Internet Business Plan, the "Business Plan").

Under the Internet Business Plan, the Company seeks to provide a complete package of services to its clients. To help accomplish this, the Company intends to subcontract, or "outsource," many of the specialties that will be required. In furtherance of this outsourcing approach, the Company executed in May 2000 a Sales Marketing Agreement with Dynamic Net, Inc. ("Dynamic"), of Womelsdorf, PA. The Company believes that Dynamic has significant experience in website design, development and hosting, and that the agreement with Dynamic will enhance the Company's ability to provide these services to prospective clients.

Under the Financial Consulting Business Plan, the Company initially expects to benefit from the experience of its officers with small companies, both public and private. The Company believes it will be able to provide the necessary support to these companies on a cost-effective basis by offering them a special customized support service at a fixed price. This service -- which is currently contemplated to include business planning advice, assistance with the preparation of corporate profile literature and introductions to funding sources -- will be attractive, the Company believes, to organizations on limited budgets which are seeking funding or are considering a public offering. For companies already public, it would provide competitively priced administrative services such as record keeping and preparation and filing of SEC reports, as well as investor relations and marketing support.

INTERNET BUSINESS PLAN

INTERACTIVE MARKETING INDUSTRY. Direct marketing is undergoing rapid, fundamental change as customers' needs evolve and technology advances. Marketing channels and media outlets are expanding in number and diversifying in scope, and powerful database technologies are able to target both broad markets and individual customers with ever-greater precision. The emergence of the Internet into homes and offices has provided direct marketers with a powerful new distribution mechanism -- interactive marketing. Interactive marketing is a subset of direct marketing. It is different from traditional direct marketing in that the consumer has flexibility and control over what is being presented and when.

In contrast to marketing using conventional media, the Internet offers capabilities to target advertising to specific audiences, to measure the popularity of content, to reach worldwide audiences cost-effectively and to create more innovative and interactive advertisements. By collecting customer feedback and demographic information, advertisers can direct highly customized marketing campaigns at prospective customers much more rapidly than with conventional media. The Company believes that advertisers will continue to seek to advertise on web sites that offer a high volume of traffic and feature flexible advertisement programs capable of reaching targeted audiences. Likewise, the Company believes that as advertisers increasingly embrace the Internet as an advertising vehicle, the advertisers' participation will subsidize in part the creation and expansion of the information and resources available on the web which in turn is expected to stimulate further traffic flow.

COMPETITION. The Company will compete in areas which are comprised of numerous small and large companies providing different and new technologies to clients, all with varying applications. The market for Internet services is highly competitive. In addition, the Company expects the market for Internet advertising, to the extent it further develops, to be intensely competitive. Although the Company believes that the diverse Plans of the Internet market will provide opportunities for more than one supplier of services similar to those of the Company, it is possible that a single supplier may dominate one or more market Plans.

The Company's contemplated services under the Internet Business Plan are predominantly for emerging growth companies. Competitors would include a wide variety of companies and organizations, including Internet service and technology companies, public relations firms and a variety of specialty consulting organizations. The Company believes that many of the Company's existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical and marketing resources than the Company.

There can be no assurance that the Company's competitors will not develop more cost-effective services that are in general superior to those of the Company or that achieve greater market acceptance than those of the Company. There can be no assurance that the Company will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on the Company's business, results of operations and financial condition.

SALES AND MARKETING. The Company intends to market its services under the Internet Business Plan initially through its management and later through a small marketing staff using both telemarketing and direct sales personnel. The Company currently intends to develop and maintain separate marketing staffs for each Internet service area, enabling the marketing personnel to develop strong customer relationships and expertise in their respective areas. The Company intends to establish a direct sales force experienced in the advertising business to address the new and evolving requirements of the Internet advertising market. The Company currently believes that an experienced sales staff is critical to initiating and maintaining relationships with advertisers and advertising agencies and therefore intends to hire a portion of its Internet advertising sales force from the advertising industry. The Company plans to advertise its services through direct mail, space advertising, Internet banners, directory listings, trade shows and Company sponsored user groups. In addition, in certain instances, the Company will complement the activities of its direct sales force by retaining advertising sales agencies to serve as sales representatives on a commission basis.

The Company will attend trade shows in the Internet, high technology and direct marketing, while further supplementing its sales efforts with space advertising and services listings in appropriate directories. The Company also expects to conduct mailings of flyers, newsletters and other service information throughout the year to primarily book, magazine, journal, newsletter and software publishers and resellers, seminar companies, professional associations, business supply catalogers, and consumer electronic, high technology, healthcare and financial service organizations.

FINANCIAL CONSULTING BUSINESS PLAN

FINANCIAL CONSULTING INDUSTRY. How companies provide financial consulting advice is undergoing rapid, fundamental change as a result of technology advances and the concomitant restructuring of business and industry in general over the last few years. In addition to major accounting firms which have created their own, independent consulting firms, the Company believes that almost every major financial institution offers some form of financial planning assistance to individuals and businesses. Furthermore, numerous new enterprises have been created to empower small businesses and individuals with the ability to do their own planning and record keeping with computer programs and specialized Internet sites. There are also numerous individuals and organizations which refer to themselves "financial consultants" or "public relations firms" and which offer assistance in obtaining funds and developing markets for small public companies.

COMPETITION. Numerous small and large companies -- with far greater capitalization and experience than the Company -- already provide financial consulting services to small private and public companies, including emerging growth companies. The Company will compete in this market, and there are no assurances that the Company will be able to succeed. Although the market for the services the Company intends to provide is highly competitive, the Company believes that it can provide quality, affordable financial consulting services by bundling a variety of financial services such as record keeping, SEC reporting, business plan preparation, investor relations and Internet support into one, flat-rate package. The Company hopes to create demand for its services over time and to slowly gather market share.

SALES AND MARKETING. Like under the Internet Business Plan, the Company intends to market its financial consulting services initially through its management and later through a small marketing staff, which staff will use both telemarketing and direct sales personnel. The Company currently intends to develop and maintain separate marketing staffs for each financial consulting service area, enabling the marketing personnel to develop strong customer relationships and expertise in their respective areas. The Company intends to establish a direct sales force experienced in the financial consulting business to address the new and evolving requirements of the companies in this market.

Again, like under the Internet Business Plan, the Company plans to advertise its services through direct mail, space advertising, Internet banners, directory listings and trade shows.

INTELLECTUAL PROPERTY AND OTHER RIGHTS

The Company does not have now any patents, trademarks, licenses, franchises, concessions, royalty agreement or labor contracts.

PERSONNEL

As of the date of this prospectus, the Company employs only its two officers. Each of them serves on a part-time, non-salaried basis. See "Director and Executive Officers." The Company believes it will have access to additional persons pursuant to a sales marketing agreement with Dynamic, which, the Company has been advised, has performed large scale Internet-related projects for major corporations. In addition, depending on client demand, the Company intends to contract with additional persons on a temporary, part-time basis. It is expected that the Company's marketing staff will be developed with some full-time persons.

                                PLAN OF OPERATION

Because the Company currently has no payroll requirements and because the Business Plan calls primarily for outsourcing of work when clients engage the Company, limited financial resources are necessary for research or development or for the acquisition of equipment over the next 12 months. Any expenditures over this 12 month period are expected to be satisfied by existing cash held by the Company.

                             DESCRIPTION OF PROPERTY

As of the date of this prospectus, the Company owns no real or personal property.

                         DIRECTOR AND EXECUTIVE OFFICERS

The director and executive officers of the Company are as follows:

NAME           AGE   POSITION
----           ---   --------

Robert Scher   58   Chairman of the Board of Directors; President; Treasurer

J. Peter Hans  55   Secretary

Mr. Scher has been Chairman of the Board of Directors, President and Treasurer of the Company since May 10, 1999. From July 1995 through June 1999, Mr. Scher served as Chairman of the Board of Directors, President and Treasurer of USAG; from 1986 through 1989, he served as Chairman of the Board of Directors, President and Treasurer of Hunter Industrial Facilities, Inc.; and from 1985 through 1986, he served as Chairman of the Board of Directors, President and Treasurer of World Television Inc. Each of the foregoing companies was publicly held. Since August 1999, Mr. Scher has served as Chairman of the Board of Directors of Pathway Corporation. Mr. Scher served as an Associate Accountant with the New York City Health and Hospitals Corporation from 1971 through 1999. Mr. Scher earned a B.A. in Accounting in 1963 from the City University of New York, Baruch College.


Mr. Scher is currently a tax and investment consultant. Mr. Scher currently devotes approximately 20% of his time to activities of the Company, and the Company expects that this could increase to up to 50% if the Company is able to successfully carry out the Business Plan.

J. Peter Hans has served as Secretary of the Company since May 10, 1999. He served as a Director and Secretary of USAG from, respectively, 1987 through 1995 and 1995 through June 1999. Since 1994, Mr. Hans has been self employed as a financial consultant, and, since 1998 has been affiliated as a commercial mortgage broker with Meridian Capital Group, LLC, of Englewood Cliffs, New Jersey. From 1979 to 1990 and from 1990 to 1994, respectively, Mr. Hans was employed by Bank Leumi and UMB Bank as Vice President and in various other positions. Mr. Hans holds a bachelor's degree in Economics from Yeshiva University and has completed graduate work in international economics and finance. It is currently expected that Mr. Hans will devote approximately 10% of his time to activities of the Company.

At this time, neither Mr. Scher nor Mr. Hans is receiving a salary or other compensation from the Company, and there are no other employees of the Company.

                            DESCRIPTION OF SECURITIES

GENERAL

The Company's authorized capital stock consists of 200,000,000 shares of Common Stock and 10,000,000 shares of blank check Preferred Stock, par value $.001 per share. Both prior to and upon completion of the distribution, 13,500,000 shares of Common Stock will be issued and outstanding.

The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Company's Articles of Incorporation (the "Articles of Incorporation") and By-Laws (the "By-Laws"), copies of which are filed as exhibits to the registration statement relating to this prospectus.

COMMON STOCK

The holders of Common Stock are entitled to one vote per share owned of record on all matters submitted to a vote of the shareholders, including the election of directors. Holders of Common Stock have no cumulative voting rights. Holders of Common Stock on the applicable record date are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata in any distribution of the Company's assets remaining after payment of all debts and other liabilities subject to any superior rights of holders of any outstanding Preferred Stock. The holders of Common Stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions with respect to the Common Stock. All of the issued and outstanding shares of Common Stock are, and the shares of Common Stock distributed hereby will be when distributed, fully paid and nonassessable.

PREFERRED STOCK

The Board of Directors has authority (without action of the stockholders) to issue the authorized and unissued Preferred Stock from time to time in one or more series, to designate the number of shares constituting any such series, and to fix, by resolution, the voting powers, designations, preferences, and relative, optional or other special rights thereof, including liquidation preferences and the dividend conversion and redemption rights of each such series. Under certain circumstances, the Company could issue this Preferred Stock as a method of discouraging, delaying or preventing a change of control of the Company. The Company has no present plans to issue any Preferred Stock.

TRANSFER AGENT

The Company currently serves as its own transfer agent and registrar, but currently intends to designate a third party transfer agent and registrar prior to the distribution of the Company Shares.

                LIMITATION OF LIABILITY AND INDEMNIFICATION

The Nevada General Corporation Law (the "NGCL") permits a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

The Company's Articles of Incorporation and By-Laws provide for the indemnification of any and all persons whom it shall have power to indemnify under the NGCL from and against any and all of the expenses, liabilities or other matters referred to or covered in the NGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

USAG holds and is distributing in this distribution to the USAG Holders, pro-rata, the Company Shares, which shares represent 100% of the issued and outstanding capital stock of the Company.

                           MARKET FOR COMMON STOCK AND
                          RELATED STOCKHOLDER MATTERS

The Company Shares are not traded on any exchange or in the over-the-counter market. As of the date of this prospectus, the only securities of the Company which are issued and outstanding are the Company Shares. There are no options or warrants to purchase, or securities convertible into, Common Stock issued or outstanding. As of June 30, 1999, there were approximately 1,200 USAG Holders and, as a result, immediately after the distribution, there will be approximately 1,200 holders of the Company Shares.

In general, Rule 144 permits a shareholder who has beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding the greater of 1% of the then outstanding shares of common stock or, if the common stock is quoted on NASDAQ, the average weekly trading volume over a defined period of time, assuming compliance by the issuer with certain reporting requirements of Rule
144. Furthermore, if the restricted shares of common stock are held for at least two years by a person not affiliated with the issuer (in general, a person who is not an executive officer, director or principal shareholder of the issuer during the three-month period prior to resale), the restricted shares can be sold without any volume limitation. Any sales of shares by shareholders under Rule 144 may have a depressive effect on the price of an issuer's common stock.

                             EXECUTIVE COMPENSATION

Neither of the executive officers of the Company are currently receiving compensation for their services to the Company, and neither of them holds, either of record or beneficially, any securities of the Company.

                                LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceeding and its property is not the subject of any pending legal proceeding.

                                  LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the Company Shares to be distributed hereby will be passed upon for the Company by Schonfeld & Weinstein, L.L.P., New York, New York.

                                     EXPERTS

The financial statements of the Company at April 30, 2000 in this prospectus and the registration statement relating hereto have been audited by Robert S. Graff, Certified Public Accountant, Port Washington, New York, as set forth in his report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such certified public accountant as an expert in accounting and auditing.

                              AVAILABLE INFORMATION

We intend to furnish our shareholders annual reports, which will include financial statements audited by an independent accountant, and all other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities to be distributed in accordance with this prospectus. This prospectus does not contain all the information set forth in the registration statement and the accompanying exhibits, as permitted by the rules and regulations of the SEC. For further information, please see the registration statement and accompanying exhibits. Statements contained in this prospectus regarding any contract or other document which has been filed as an exhibit to the registration statement are qualified in their entirety by reference to these exhibits for a complete statement of their terms and conditions. The registration statement and the accompanying exhibits may be inspected without charge at the offices of the SEC and copies may be obtained from the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the SEC. Electronic reports and other information filed through the Electronic Data Gathering, Analysis and Retrieval System, known as EDGAR, are publicly available on the SEC's website, http://www.sec.gov.

                              GROWTH NET, INC.

                          INDEX TO FINANCIAL STATEMENTS

Report of Robert S. Graff, Certified Public Accountant ....................  F-2

Balance Sheet as of April 30, 2000 .......................................   F-3

Statement of Income from Inception through April 30, 2000 ................   F-4

Statement of Stockholders' Equity as of April 30, 2000 ....................  F-5

Statement of Cash Flows from Inception through April 30, 2000 .............  F-6

Notes to Financial Statements ............................................   F-7

                               ROGER S. GRAFF

                           CERTIFIED PUBLIC ACCOUNTANT

                                 27 CONCORD ROAD

                        PORT WASHINGTON, N.Y. 11050

                                 (516) 944-8558

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors and Stockholders of Growth Net, Inc.

I have audited the accompanying balance sheet of Growth Net, Inc. (a development Stage Company) as of April 30, 2000 and the related statements of income, stockholders' equity and cash flows for the period of inception, May 10, 1999, until April 30, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted accounting standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Growth Net, Inc. as at April 30, 2000 and the results of its operations and cash flows for the period so stated in conformity with generally accepted accounting principles.

Roger S. Graff, CPA (NY)
Port Washington, NY
July 21, 2000



                                GROWTH NET, INC.

                         (A Development Stage Company)

                                 BALANCE SHEET

                                 April 30, 2000

                                   (Audited)

ASSETS

CURRENT ASSETS

Cash and cash equivalents                                             $ 470,564

Accounts Receivable                                                       2,173

Total current assets                                                    472,737

Deferred Taxes (Note 3)                                                   1,190
                                                                      ---------
TOTAL ASSETS                                                          $ 473,927
                                                                      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued Expenses                                                      $  25,000

Total current liabilities                                                     0
                                                                      ---------

TOTAL LIABILITIES                                                     $  25,000
                                                                      =========

STOCKHOLDERS EQUITY

Common stock,$.001 par value,
200,000,000 shares authorized,
13,500,000 shares issued and
outstanding at April 30,2000                                             13,500

Additional paid-in capital                                              442,172

Deficit accumulated
during the development stage                                             (6,745)

Total stockholders' equity                                            $ 448,927
                                                                      ---------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                                  $ 473,927
                                                                      =========

         The accompanying notes are an integral part of this statement.


                                GROWTH NET, INC.

                         (A Development Stage Company)

                              STATEMENT OF INCOME

Cumulative May 10, 1999
(Date of Inception)
to April 30, 2000

REVENUE                                                            $     18,644

EXPENSES:                                                                26,579

INCOME (LOSS)                                                             7,935

INCOME TAXES:

Federal                                                                   1,190

State                                                                         0

NET INCOME (LOSS)                                                        (6,745)

NET INCOME (LOSS) PER SHARE
OF COMMON STOCK .0005
WEIGHTED AVERAGE NUMBER OF
SHARES OF COMMON STOCK
OUTSTANDING DURING THE
PERIOD (Note (2))                                                    13,500,000



         The accompanying notes are an integral part of this statement.


                                GROWTH NET, INC.

                         (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                  FOR THE PERIOD FROM (INCEPTION) MAY 10, 1999
                             THROUGH APRIL 30, 2000

                 Common Stock Capital in Excess of Accumulated
                 ---------------------------------------------

                            Shares          Amount       Par Value        Deficit        Total

                            ------        ----------     -----------    ----------     ----------

Common Stock Issued       13,500,000    $     13,500    $    442,172                  $    455,672

Net Income (Loss)                                                      $     (6,745)        (6,745)

                        ------------    ------------    ------------   ------------    ------------

Balance Apr. 30, 2000     13,500,000    $     13,500    $    442,172   $     (6,745)   $    448,927
                        ============    ============    ============   ============    ============


The accompanying notes are an integral part of this statements.



                                      F-5




                                GROWTH NET, INC.

                         (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

           THE PERIOD FROM INCEPTION (MAY 10, 1999) TO APRIL 30, 2000

Cumulative May 10,1999

May 10, 1999 to
(Date of Inception) April 30, 2000

April 30, 2000

Cash Flows From Operating Activities:

Net Income                                                            $  (6,745)

Deferred Asset                                                           (1,190)

Accrued Expense                                                          25,000

Net cash provided by (used in)
operations                                                               17,065

Cash flows from financing activities:

Issuance of common stock                                                455,672

Receivable                                                               (2,173)

Net cash provided by (used in)
financing activities                                                    453,499

Net increase (decrease) in cash and
cash equivalents                                                        470,564

Beginning cash and cash equivalents -

Ending cash and cash equivalents                                      $ 470,564



    The accompanying notes are an integral part of this financial statement.

                                GROWTH NET, INC.

                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                                 April 30, 2000



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT STAGE COMPANY
-------------------------

Growth Net, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on May 10, 1999. The current registered office of the Company is 502 East John St., Carson City, NV 89706. The current principal office of the corporation is 502 East John St., Carson City, NV 89706. The Company is a new enterprise in the development stage as defined by Statement No. 7 of the Financial Accounting Standards Board and has not engaged in any business other than organizational efforts. It has no full-time employees and owns no real property. The Company intends to operate as a consultant to emerging growth companies.

ACCOUNTING METHOD
-----------------

The Company records income and expenses on the accrual method.

FISCAL YEAR
-----------

The fiscal year end of Company is the calendar year ending April 30.

INCOME PER SHARE
----------------

Income per share was computed using the weighted average number of shares outstanding during the period.

STATEMENT OF CASH FLOWS
-----------------------

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three month or less to be cash equivalents.

USE OF ESTIMATES
----------------

The preparation of the Company's financial statements in conformity with generally accepted accounting principals requires the Company's management to make estimates and assumptions that effect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

STOCK BASIS
-----------

Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange.



2. STOCKHOLDERS' EQUITY

In anticipation of a reorganization and the acquisition of World Shopping Network by USA Growth Inc., all assets of USA Growth Inc. were transferred to its subsidiary, Growth Net Inc. on June 30, 1999. A total of $455,672 was transferred to Growth Net Inc. as an equity purchase of 13,500,000 shares of its common stock.

3. INCOME TAXES

The Company has Federal net operating loss carry forward of approximately $7,935 expiring in the year. The tax benefit of these net operating losses is approximately $1,190 and is carried as a deferred asset.

4. ACCOUNTS RECEIVABLE

The sum of $2,173 is a liability of World Shopping Network, Inc. as part of its contribution to the capital of Growth Net, Inc. The liability arose as a result of an anticipated tax refund to World Shopping Network, Inc. Until paid, it is considered a contingent asset.

                       13,500,000 Shares of Common Stock,

                            Par Value $.001 Per Share




                                GROWTH NET, INC.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Where You Can Find More Information .......................................    2

Cautionary Statements .....................................................    3

Prospectus Summary ........................................................    4

Risk Factors ..............................................................    7

Foward-Looking Statements .................................................   10

The Company ...............................................................   10

The Company's Parent ......................................................   10

Use of Proceeds ...........................................................   11

Price Range of Company Shares .............................................   11

Dividend Policy ...........................................................   11

Business ..................................................................   12

Plan of Operation .........................................................   15

Description of Property ...................................................   15

Directors and Executive Officers ..........................................   16

Description of Securities .................................................   17

Limitation of Liability and Indemnification ...............................   18

Certain Relationships and Related Transactions ............................   18

Market for Common Stock and Related Shareholder Matters ...................   18

Executive Compensation ....................................................   19

Legal Proceedings .........................................................   19

Legal Matters .............................................................   19

Experts ...................................................................   19

Available Information .....................................................   20

Index to Financial Statements .............................................  F-1

                             _________________, 2000

You should rely only on the information contained in this prospectus. Growth Net has not authorized anyone to provide prospective investors with any different or additional information. This prospectus is not an offer to sell not is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time or the delivery of this prospectus or any sale of these securities.

                                    PART TWO

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The NGCL permits a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act.

The Company's Articles of Incorporation and By-Laws provide for the indemnification of any and all persons whom it shall have power to indemnify under the NGCL from and against any and all of the expenses, liabilities or other matters referred to or covered in the NGCL.

ITEM 25. OTHER EXPENSES OF DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the Company Shares. The Company is responsible for the payment of all expenses in connection with the distribution.

SEC registration fee $125

NASD filing fee 200*

Blue Sky fees and expenses 1,000*

Legal fees and expenses 27,500

Accounting fees and expenses 1,000

Transfer agent and registrar fees
and expenses 500

Printing and engraving expenses 1,500

Miscellaneous expenses 1,000*

Total $32,825*

*Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In May 1999, USAG subscribed for 1,000 shares of Common Stock in connection with the organization of the Company. Thereafter, in June 1999 and in preparation for the distribution contemplated by this registration statement, USAG subscribed for an additional 13,400,000 shares of Common Stock. These 13,500,000 shares of Common Stock were issued to USAG upon the receipt by the Company of the consideration therefore, namely, all of the assets of USAG as of June 30, 1999. The issuance of the 13,500,000 shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

ITEM 27. EXHIBITS.

Exhibit Description of Document

3.1 Articles of Incorporation

3.2 By-Laws

4.1 Specimen common stock certificate

5.1 Opinion of Schonfeld & Weinstein, L.L.P. as to the validity of the securities being registered*

10.1 Sales Partnership Agreement with Dynamic Net, Inc.

23.1 Consent of Schonfeld & Weinstein, L.L.P. - included in Exhibit 5.1*

23.2 Consent of Roger S. Graff, independent auditor, with respect to financial statements for fiscal year ending April 30, 2000

27.1 Financial Data Schedule

*To be filed by amendment

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, The Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Forest Hills, New York, August 11, 2000.

GROWTH NET, INC.

/s/ Robert Scher
----------------

By: ____________________________

Name: Robert Scher
Title: Chairman of the Board, President and Treasurer

/s/ J. Peter Hans
-----------------

By: ____________________________

Name: J. Peter Hans
Title: Secretary